UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

_______________

Date Report Filed: July 16, 2007	Date of Earliest Reported Event: February 12, 1993

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

State of Incorporation Kentucky	Commission File Numbers 33-13142 33-15521	IRS Employer Identification No. 61-0244930

Mailing Address of Liquidator
(Principal Executive Offices No Longer Exist)

Commonwealth of Kentucky, Office of Insurance
P.O. Box 517
Frankfort, KY 40602

Liquidator's Telephone Number

(Registrant No Longer Has Telephone Number)

(502) 564-6139

Former Address

300 West Vine Street, Suite 1400, Lexington, KY 40507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 - Financial Statements and Exhibits

Filed with this report are the following documents of Kentucky Central Life Insurance Company-In Liquidation:

1.         Liquidator's Twenty-Eighth and Comprehensive Report to the Court

2.         Balance Sheet as of December 31, 2006, prepared on liquidating basis (unaudited).

3.         Statement of Receipts and Disbursements for the Nine and Twelve Months Ended December 31, 2006 (unaudited).

4.         Notes to Financial Statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 16, 2007

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

By:	/s/ Julie Mix McPeak
JULIE MIX MCPEAK, EXECUTIVE DIRECTOR, OFFICE OF INSURANCE, AND AS LIQUIDATOR OF KENTUCKY CENTRAL LIFE INSURANCE COMPANY

COMMONWEALTH OF KENTUCKY
FRANKLIN CIRCUIT COURT
DIVISION II

CIVIL ACTION NO. 93-CI-00196

JULIE MIX MCPEAK, EXECUTIVE DIRECTOR, OFFICE OF INSURANCE AND LIQUIDATOR OF KENTUCKY CENTRAL LIFE INSURANCE COMPANY	Petitioner
v.	LIQUIDATOR'S TWENTY-EIGHTH AND COMPREHENSIVE REPORT TO THE COURT

KENTUCKY CENTRAL LIFE INSURANCE COMPANY	Respondent

*     *     *     *     *

TO:      THE HONORABLE THOMAS D. WINGATE
            FRANKLIN CIRCUIT COURT JUDGE

Pursuant to KRS 304.33-240 and in preparation for seeking a final Order closing this matter, Julie Mix McPeak, as Liquidator of Kentucky Central Life Insurance Company (hereinafter "Liquidator"), hereby respectfully submits the unaudited financial statements of Kentucky Central Life Insurance Company In Liquidation (hereinafter "KCL" or the "Company") as of December 31, 2006, prepared on a liquidating basis, and this Twenty-Eighth and Comprehensive Report to the Court concerning the activities and transactions of the Company from the date of the Order of Rehabilitation entered on February 12, 1993, to the present.

THE REHABILITATION AND COMMENCEMENT OF LIQUIDATION

On February 12, 1993, at the request of the then Commissioner of Insurance, KCL was placed in Rehabilitation by Order of this Court, and the Commissioner was appointed Rehabilitator.  At that time, KCL had approximately $43 billion in life insurance in force in forty-nine states and the District of Columbia.  Also, through its subsidiary companies, KCL had investments in property and casualty insurance, broadcasting, citrus groves and a hotel.  KCL's subsidiaries were Mid-Central Investment Co., Inc., Bluegrass Broadcasting Company, Inc., WVLK Radio, Inc., Kentucky Central Television, Inc., Kentucky Central Insurance Company, Kentucky National Insurance Company, Brevard Groves, Inc., M-C Realty, Inc., and Wilkinson Hotel Enterprises, Inc.  KCL also owned a significant amount of commercial real estate.

In order to determine the financial condition of KCL, to secure operations, and to move toward a successful rehabilitation, the Rehabilitator immediately instituted checks and signatory controls on expenditures, removed or requested resignations of officers and board members of KCL, reconstituted the boards of subsidiaries, and replaced former management with new management.  The accounting firm of Ernst & Young was hired to advise the Rehabilitator with respect to financial rehabilitation issues and to review the real estate portfolio and reserves for the preparation of an accurate statutory accounting statement.  Under Ernst & Young's direction, the actuarial firm of Tillinghast performed a cash flow analysis of KCL.  The law firms of Stites & Harbison and Frost & Jacobs were hired to represent the Rehabilitator on legal issues.  In order to maximize the return from the extensive real estate portfolio, and to remove management of real estate assets from outside parties, some of whom were in default of their financial obligations, the firms of Bankers Trust and Creamer Realty were hired as asset managers.  The Rehabilitator immediately undertook a course of action designed to ascertain the financial condition of the Company, to preserve the assets, to minimize the effects of the rehabilitation on the policyholders, and to determine the most advantageous course of rehabilitation.[1]

In order to determine the level of interest in investing capital into KCL, the Rehabilitator invited qualified and interested parties to participate in a structured bid process.  Under this

[1] Throughout the rehabilitation/liquidation of the Company, the Liquidator, with the permission of the Court, has retained other professionals to assist when necessary.

process, bidders could submit a type A bid, which involved infusing capital into the Company and leaving the Company intact, or a type B bid, which would spin off the life insurance business, leaving KCL to be liquidated.  The Rehabilitator's stated preference was for a type A bid.

At the conclusion of the first round of the bid process, eight (8) bids were received, and all such bids were type B bids.  After a second round of bidding, Jefferson Pilot Life Insurance Company ("JP") was chosen as the winning bidder.

On February 9, 1994, after careful consideration of all available options, the Rehabilitator filed a Reorganization and Reinsurance Plan (the "Plan") to reinsure the life insurance business with JP having concluded that the interest of all policyholders and creditors would best be served by implementation of the proposed Plan.  On the same date, having reached the conclusion that continued operations would substantially increase the risk to policyholders and creditors and would be futile, the Rehabilitator filed a Petition for Liquidation.

On August 18, 1994, after a hearing on both motions, the Court issued an Order approving the Reorganization and Reinsurance Plan and placing the Company in liquidation.  The Rehabilitator was then appointed Liquidator of KCL.  The Order was appealed by the Board of Directors of KCL and two groups of shareholders.  On May 15, 1995, the Kentucky Supreme Court unanimously affirmed the Order of this Court.

On May 31, 1995, the Liquidator closed the transaction with JP.  This involved the transfer of a substantial portion of KCL's assets to JP in exchange for JP agreeing to assume and "enhance" the life insurance policies and annuity contracts previously issued by KCL.  In consideration for JP's assumption of the liabilities for those policyholders who chose to participate in the Plan and agreed to have their policies transferred to JP, KCL transferred bonds, short-term securities, cash, policy loans and certain miscellaneous assets with a total estimated value of $762,862,093 to JP on the date of the closing.  Policyholders representing approximately 95% of the total policy values in force were transferred to JP on the date of the closing.  Additionally, the Life and Health Insurance Guaranty Funds of the states where KCL was licensed to do business transferred to JP assets consisting of cash and notes with a total estimated value of $109,986,918 in connection with the closing.

Policyholders representing approximately five percent (5%) of the total policy values in force chose not to have their policies transferred to JP.  The Plan called for those policyholders to receive their proportionate share of KCL's assets up to the full amount of their statutory reserve as of February 12, 1993, plus any additions to their policy values from premiums paid and less any deductions to their policy values subsequent to that date.

Assets not transferred to JP remained with KCL and have been liquidated by the Liquidator.  The money from those transactions has been fully utilized to fund KCL's obligations under the Plan both to those policyholders who opted in to the Plan and to those who opted out.  All policyholders (whether they opted in or out of the Plan) have received all amounts due to them under the Plan, including monies to reimburse them for certain costs resulting from the Company's failure.

CLAIMS OF CREDITORS

In accordance with KRS 304.33-250, the Liquidator provided notice to the insurance commissioners of each state, insurance agents of KCL and persons known or reasonably expected to have had claims against KCL.  The statute further requires potential claimants to file a "proof of claim" in accordance with KRS 304.33-370.  Claims in excess of $1,380,100,000 were filed against KCL.  Pursuant to KRS 304.33-430, the liquidator reviewed all claims filed and provided a recommendation to the Court with regard to the proper amount and classification of the claims.  The Franklin Circuit Court approved the Liquidator's denial of claims equal to approximately $1,246,500,000, and the withdrawal, settlement and/or payment and classification of the difference, that is $133,600,000.  Claims of individuals or entities that were also involved in litigation with KCL were settled in connection with settlement or adjudication of the litigation.

DISPOSAL OF OTHER ASSETS AND PAYMENT OF POLICYHOLDERS AND CREDITORS

Shortly after KCL was placed in Rehabilitation on February 12, 1993, the Rehabilitator, upon advice from his financial advisors, began the process of selling the non-life insurance related assets of KCL.  Working with the Asset Managers, the large real estate portfolio was sold in various ways, including utilization of pooled sales.  Over the next few years, through a variety of bid processes, the Rehabilitator, and then the Liquidator, sold all of the remaining assets of KCL with approval of this Court.  The details of each of these major transactions were set forth in the various Reports to the Court filed between February 12, 1993 and the present.

These sales, together with certain litigation recoveries described below, have produced liquid assets to fully fund KCL's obligations to its policyholders and general creditors. Distributions in excess of $300,000,000 have been made to or on behalf of policyholders and general creditors pursuant to the Plan and Order of liquidation and in accordance with the order of distribution set forth in KRS 304.33-430 (1994).  In addition to the principal claims of the creditors, a significant portion of the interest owed to them will be paid.  The assets of KCL, however, will be exhausted prior to full satisfaction of the interest claims of the general creditors.  Additionally, the claims of the Class 8[2] and Class 10[3] claimants will not be paid.

[2] Class 8 represents the first fifty dollars ($50) of each claim in the classes under subsections (2) to (7) of KRS 304.33-430.

[3] Class 10 represents the claims of shareholders.

LITIGATION

Since KCL was placed in Rehabilitation in 1993, the Company has been involved in numerous lawsuits.  All such litigation is now concluded.  In addition to the litigation surrounding the approval of the Plan for Reorganization and Reinsurance, some of the most significant matters include the following:

A.	FRANKLIN CIRCUIT COURT
	1.	George Nichols III, Liquidator of Kentucky Central Life Insurance Company v. Edwin F. Schaeffer, Jr., et al., Franklin Circuit Court, Civil Action No. 93-CI-00196-AP-002.

On January 7, 1994, the Rehabilitator filed this civil action against five former officers and directors of KCL and the law firm that served as general counsel to KCL.  The defendants in this case were Edwin F. Schaeffer, Jr.; Charles R. Hembree; H. Hart Hagan, Jr.; Wendell L. Gunn; Robert D. Preston; the law firm of Kincaid, Wilson, Schaeffer, Hembree & Kinser, P.S.C.  Shortly after its filing, the Rehabilitator amended the complaint to add the accounting firm of Deloitte & Touche as a defendant.  This case is referred to herein as the Schaeffer or "insider" case.

William E. "Bud" Burnett was Chairman and CEO of KCL at the time it was placed in rehabilitation.  Prior to the commencement of the insider litigation, Mr. Burnett passed away.  Thus, on February 14, 1994, the Liquidator filed a Statement of Claim against the Burnett Estate relating to the matters set forth in this action.  Initially, the Executrix disallowed the claim.  On February 1, 1996, however, the Executrix filed a "Motion To Approve Proposed Settlement Pursuant to KRS 395.617" in the probate court, and pursuant to the motion, the Executrix sought to distribute certain assets of the Estate to the Liquidator in satisfaction of the Liquidator's claims.  By order dated May 24, 1996, the Fayette District Court, i.e., the probate court, granted the Estate's Motion and approved the proposed settlement of the Estate.  On June 14, 1996, the

Liquidator filed a motion with the Franklin Circuit Court to enter judgment against the Estate of William E. Burnett in the insider case based upon the Estate's allowance of the Liquidator's claim.  The Court entered the judgment on June 19, 1996.  The Estate then transferred to the Liquidator the assets allocated to the Liquidator under the proposed settlement.

From January 1995 through February 1999, the parties engaged in extensive discovery, including the exchange of documents and numerous depositions, and engaged in extensive motion practice.  On June 10, 1994, Deloitte & Touche ("Deloitte") filed a motion for summary judgment based on various statute of limitations theories.  The Franklin Circuit Court denied the motion on November 14, 1994.  Nevertheless, on October 28, 1998, Deloitte renewed its motion.  The Estate of H. Hart Hagan, Jr., ("Hagan") had previously filed a motion for summary judgment on several grounds, including the statute of limitations.  Deloitte and Hagan's motions were briefed and argued simultaneously.  The Court granted Deloitte's renewed motion for summary judgment holding that the claims against the accounting firm were barred by the statute of limitations, but denied the Hagan Estate's motion.  Separate orders were entered by the Court on February 24, 1999.

The Liquidator filed a notice of appeal with the Kentucky Court of Appeals on March 15, 1999, appealing the circuit court's entry of summary judgment as to Deloitte & Touche.  On June 29, 2001, the Kentucky Court of Appeals reversed the decision of the Franklin Circuit Court and remanded the case for further proceedings on the merits.  Deloitte filed a Motion for Reconsideration on July 20, 2001, and on December 7, 2001, the Court of Appeals denied said Motion.  The Supreme Court granted Discretionary Review on November 25, 2002.

The Estate of H. Hart Hagan, Jr. filed a motion to reconsider the Court's denial of its motion for summary judgment on March 8, 1999.  This motion was briefed and then argued on March 17, 1999.  The Court denied the Hagan Estate's motion by order entered April 29, 1999.

On July 15, 2002, Deloitte and KCL entered into mediation.  While the mediation was not successful on that date, the mediator later made a proposal to both sides pursuant to which the case would be settled in exchange for the payment of $23,000,000 by Deloitte.  On July 25, 2002, Deloitte and KCL accepted the mediator's proposal.  The Settlement Agreement provided that if the Agreed Order of Dismissal and Order Approving the Settlement Agreement were modified or overturned on appeal, either party would be able to terminate the settlement.

On May 5, 2003, the Supreme Court remanded the case to the trial court for the purpose of considering a motion to enter an Agreed Order of Dismissal.  On June 4, 2003, the trial court entered this Agreed Order.  Following the entry of the Agreed Order and the Order approving the Settlement Agreement on July 25, 2003, Deloitte, on July 29, 2003, paid the $23,000,000 Settlement Amount into an escrow account.  On March 7, 2006, the conditions to the escrow were satisfied and the $23 million settlement amount plus accrued interest were paid to the Liquidator.  The claims against Deloitte were dismissed.

Three of the former officer and director defendants appealed the Agreed Order of Dismissal and the Order approving the Settlement Agreement.  Those appeals were consolidated before the Court of Appeals.  Ultimately, however, each of the three defendants reached a settlement with the Liquidator and all claims against them were dismissed.  This Court approved the settlements by orders entered July 2, 2004, June 3, 2005, and December 15, 2005.  Ultimately, the Liquidator recovered a significant portion of the assets of each former officer and director as well as a substantial sum of money from Deloitte.

2.	In re Kentucky Central Life Insurance Company, Don W. Stephens, in his capacity as Liquidator v. Wallace and Martha Wilkinson, Franklin Circuit Court, Civil Action No. 93-CI-00196-AP-003.

KCL was the guarantor of approximately $11,400,000 of industrial revenue bonds issued by the Lexington-Fayette Urban County Government to finance the construction of the Park Plaza apartment complex in Lexington.  Wallace and Martha Wilkinson personally guaranteed to KCL the performance of Park Plaza Associates, Ltd., the owner of the apartment complex.  Park Plaza Associates defaulted in the payment of interest, and the trustee for the bonds accelerated the bonds.  The Wilkinsons failed to comply with KCL's demand that they pay the sums owed by Park Plaza Associates.  As a result of that refusal, KCL filed suit against the Wilkinsons in March 1994 seeking to enforce the Wilkinsons' obligations under the guaranty agreement.  Settlement discussions ensued in December 1998 resulting in a negotiated settlement which was approved by the Court in March 1999.  This case was settled in combination with case number 93-CI-00196-AP-005 (see below).

3.

George Nichols III, in his capacity as Liquidator of Kentucky Central Life Insurance Company, Mid-Central Investments, Inc. and M. C. Realty, Inc. v. Wallace Wilkinson, Wallace's Bookstores and Wilkinson Enterprises, Inc., Franklin Circuit Court, Civil Action No. 93-CI-196-AP-005.

This case arises from the sale of the Capitol Plaza Hotel (the "Hotel") by Wallace's Bookstores, Inc. and Wilkinson Enterprises to M.C. Realty, Inc., a subsidiary of KCL in December 1987, immediately after Wallace Wilkinson was elected Governor of Kentucky.  The total consideration paid by KCL for the Hotel was approximately $12,600,000.  However, according to a retrospective appraisal, the actual value of the Hotel as of November 30, 1987 was $6,040,000.  At the time of the purchase of the Hotel, the only support contained in KCL's file at to the Hotel's value was a one and one-half page value opinion prepared by Charlie Murphy, a real estate appraiser, indicating a value of $12,600,000.  Charlie Murphy's letter was not supported by any market research, income analysis, replacement cost analysis or other data.  It was also clear that Mr. Burnett, the former CEO of KCL, breached his fiduciary duty to KCL by failing to perform any due diligence and paying approximately $6,000,000 more than fair market value for the Hotel.

Thus, the Liquidator filed suit on August 12, 1994 against Wilkinson and related entities, Charlie Murphy and the Estate of Mr. Burnett.  Murphy and the Burnett Estate responded by filing a motion to dismiss the complaint on the basis of the statute of limitations and failure to state a claim.  They also filed a Motion requesting the court stay the case pending the outcome of the Schaeffer case.  The Court issued an Order on May 8, 1995 overruling the motion to dismiss indicating that the Liquidator had stated a claim under the theory of Steelvest v. Scansteel, Ky., 807 S.W.2d 476 (1991), and indicating that the statute of limitations did not begin to run until Mr. Burnett resigned as CEO of KCL.  The Court also overruled the defendants' Motion to Stay.

On May 19, 1997, Honorable Edward O'Bannon, Jr. was appointed as Special Circuit Judge in this case.  On December 11, 1997, Judge O'Bannon granted the defendants' motion for summary judgment and dismissed the case.  The Liquidator immediately filed an appeal in the Kentucky Court of Appeals.  Oral argument in the Court of Appeals occurred in early January, 1999.  However, before the Court of Appeals had an opportunity to render a decision, the parties negotiated a settlement in combination with the settlement of case number 93-CI-00196-AP-003, described above.  The settlement was approved by the Franklin Circuit Court in March 1999.

As a result of the combined settlement, KCL transferred the Park Plaza bonds (subject of the AP-003 litigation) to the Wilkinsons for $9,350,000 and ownership of 15 condominiums on the top two floors of the Capitol Plaza Hotel.  The condominiums were worth approximately $1.7 million, bringing the total settlement value to $11,050,000 in cash and property transferred to KCL.  In addition, the Liquidator was able to avoid a significant loss on its guarantee of the Park Plaza bonds.

4.	Central Bank and Trust Co., as Trustee and Executor v. Mid-Central Investment Co., Inc., Franklin Circuit Court, Division I, No. 97-CI-1063.

This action involved a dispute as to whether the policyholders and creditors of KCL had priority as to the assets of Mid-Central Investment Co. over preferred shareholders of Mid-Central.  A settlement was reached on these claims, pursuant to which the preferred shareholders received payment of $6,000,000 in settlement of claims of nearly $8,800,000.  The settlement was approved by the Franklin Circuit Court on December 19, 2002.

5.	R. Glenn Jennings, Liquidator of Kentucky Central Life Insurance Company v. R. Dudley Webb, Donald W. Webb, and Julie H. Webb, Franklin Circuit Court, Civil Action No. 94-CI-00017-AP-012

In January 1994, the Liquidator brought this action to recover outstanding debts in excess of $100 million owed to KCL by Defendant Dudley Webb.  Dudley Webb's sizeable debt to the Liquidator arose from his written, binding and enforceable personal guaranties of a series of mortgage loans extended by KCL to Webb business entities.  The Liquidator also sued to recover a debt in excess of $3 million against defendants Dudley Webb, Donald Webb, and Julie Webb, for default on their promissory note to KCL as co-makers for the mortgage loan on three buildings located on West Main Street in Lexington, Kentucky (hereinafter, the "West Main Properties Note").  The Liquidator asserted one additional count for recovery of attorneys' fees and litigation expenses under the Kentucky Insurers' Rehabilitation and Liquidation Act, KRS 304.33-060.

Following a bench trial conducted by Special Franklin Circuit Court Judge Daniel Shewmaker in 1998, the Franklin Circuit Court held that Dudley Webb's personal guaranties and the West Main Properties Note were unenforceable as written.   Judge Shewmaker further

ordered that the Liquidator should be sanctioned in the amount of $50,000 pursuant to Civil Rule 37.03 for failing to admit the date of execution of the Woodlands Guaranty.   The Liquidator appealed.

On July 12, 2002, the Kentucky Court of Appeals reversed the rulings of the Franklin Circuit Court and ordered the case remanded for further proceedings.   Rejecting the trial court's determination that Dudley Webb's written guaranties were unenforceable, the Kentucky Court of Appeals ruled, "We conclude that the guaranty agreements are enforceable by their very terms."  Similarly, the Kentucky Court of Appeals held that Donald, Dudley, and Julie Webb's Promissory Note for the West Main Properties loan was binding and enforceable.  In June 2003, the Kentucky Supreme Court denied the defendants' Motion for Discretionary Review and the July 12, 2002 Opinion of the Kentucky Court of Appeals became final.

Addressing the Rule 37.03 sanctions, the Kentucky Court of Appeals held that while the trial court could have found a basis for imposing sanctions, the amount of sanctions awarded by the trial court ($50,000) was not supported by the evidence.  The Kentucky Court of Appeals remanded the case with the instruction that sanctions be awarded to the Webb defendants for "reasonable expenses incurred in making the proof of the matter which the party failed to admit."

Upon remand to the Franklin Circuit Court, the Court immediately requested that the parties submit position statements concerning the issues remaining to be tried on remand.  Despite these submissions, the parties disagreed about the scope of remand.  In particular, the Webb defendants attempted to pursue defenses in discovery that were unequivocally rejected by the Kentucky Court of Appeals.  This led to extensive motion practice and briefing on the issue of the proper scope of adjudication to be conducted on remand, including the issues to be tried, defenses remaining, counterclaims permitted, and appropriate scope of discovery.  (The parties submitted over 40 briefs on these issues.)

On July 12, 2004, the Court issued extensive Findings of Fact and Conclusions of Law defining the scope of issues for trial and discovery on remand.  The Court ruled in the Liquidator's favor on nearly every issue.  The Order reiterated the law of the case--established by the Kentucky Court of Appeals--finding Dudley Webb's personal guaranties and Donald, Dudley, and Julie Webb's West Main Properties Note valid and enforceable as a matter of law.  The Court struck every one of the Webbs' Counterclaims with the exception of Counterclaim VI, for wrongful use of civil proceedings based upon the Woodlands Guaranty.  The Court entered a case management order, established pretrial deadlines, and set the case for trial in August 2005.

After extended negotiations, the Liquidator reached global settlement agreements with Donald, Dudley, and Julie Webb, and all of the Webb business entities, effectuating the conclusion of this litigation with a monetary recovery to the Liquidator.  On July 29, 2005, the Franklin Circuit Court entered an Order approving a Settlement Agreement between the Liquidator and Donald and Julie Webb.  The Settlement Agreement provided for the mutual release of all claims by and between the parties, payment on behalf of Donald and Julie Webb to the Liquidator in the sum of $2,850,000, and release by the Liquidator of his mortgage and security interests held on three parcels of property located on West Main Street in Lexington, Kentucky (the "West Main Properties").  The settlement payment was made on September 12, 2005, and the Franklin Circuit Court entered an Agreed Order of Dismissal of all claims between the Liquidator and Donald and Julie Webb on September 21, 2005.

Additionally, following court-ordered mediation between the Liquidator and Dudley Webb and the Webb-affiliated companies, a settlement was reached with these parties.  The Franklin Circuit Court entered an Order on October 12, 2005, approving the settlement, which required the mutual release of all claims by and between these parties, and payment by Mr. Webb to the Liquidator in the amount of $1,000,000.  Mr. Webb was also required to produce substantial information regarding his financial status to the Liquidator.  Mr. Webb paid the Liquidator the $1,000,000 on October 13, 2005.  The Franklin Circuit Court entered an Agreed Order of Dismissal ordering all claims by and between the Liquidator and Dudley Webb, the Webb-affiliated companies, and all other remaining defendants dismissed with prejudice on October 26, 2005.

6.

R. Glenn Jennings, Liquidator of Kentucky Central Life Insurance Company v. Mid-America Bank of Louisville and Trust Company, d/b/a Bank of Louisville and Trust Company, Franklin Circuit Court, Civil Action No. 93-CI-001967-AP-011.

In 1989, KCL entered into a series of complex transactions, known collectively as the "Tri-Party Agreement."[4]  This series of transactions involved a loan by the Bank of Louisville ("BOL") in the amount of $15.5 million to Dudley Webb, secured by over $15.5 million of marketable securities owned by KCL.  In 1992, BOL sold KCL's securities and applied the proceeds to satisfy a $15.5 million loan from BOL to Dudley Webb and then discharged and retired Webb's $15.5 million debt.

KCL filed suit against BOL, Dudley Webb, and several business entities owned in part by Dudley Webb or Donald Webb (hereinafter, "Webb entities") in Franklin Circuit Court alleging numerous violations of Kentucky statutory and common law, stemming from the fraudulent character of the transactions and BOL's conversion of the marketable securities owned by KCL.

In late 2001, a successful mediation was held, and a settlement was reached pursuant to which BOL paid the Liquidator $27,000,000.  All the remaining claims in the case were dismissed.

[4] For the sake of brevity, the entire series of contracts and transactions, including the Purchase and Sale Agreement, loan from BOL to Dudley Webb, amended contracts, and Tri-Party Agreement are referred to collectively throughout, except where otherwise indicated, as the Tri-Party Agreement.

7.

R. Dudley Webb and Donald W. Webb v. Don W. Stephens, Franklin Circuit Court, Division I, Civil Action No. 05-CI-340; R. Dudley Webb and Donald W. Webb v. Janie A. Miller, Franklin Circuit Court, Division II, Civil Action No. 05-CI-571; R. Dudley Webb and Donald W. Webb v. George Nichols, III, Franklin Circuit Court, Division I, Civil Action No. 05-CI-570; and R. Dudley Webb and Donald W. Webb v. Martin J. Huelsmann, Franklin Circuit Court, Division II, Civil Action No. 05-CI-33.

Dudley and Donald Webb filed complaints against several former rehabilitators, liquidators and deputy liquidators, reportedly in their individual capacities, for wrongful initiation of civil proceedings against them.  In the lawsuits, the Webbs alleged that the defendants wrongfully initiated and continued civil proceedings against them and that they were entitled to compensatory damages, costs, attorneys' fees, and other relief as a result.  On May 3, 2005, all defendants filed motions to dismiss the Webbs' complaints for failure to state a claim upon which relief could be granted.  Ultimately, all the claims were dismissed and the orders of dismissal were not appealed.

B.	FRANKLIN CIRCUIT COURT

	1.	Fred Burns v. George Nichols, III, in his Capacity as Liquidator of Kentucky Central Life Insurance Co. and Banker's Trust Co., Fayette Circuit Court, Civil Action No. 95-CI-1328.

Fred Burns, a real estate investor, filed a claim against KCL for specific performance of a contract he entered into with the Rehabilitator to purchase KCL's interest in two limited partnerships for a total purchase price of $4,000,000.  The Rehabilitator raised several defenses to Mr. Burns' claim, including statute of frauds, lack of mutuality of obligation, unconscionability, violation of liquidation statutes and unilateral mistake.  The Rehabilitator also filed a counterclaim against Mr. Burns alleging that he breached his fiduciary duty by mishandling partnership funds or overcharging the partnership for management services.

From July of 1995 through December of 1996, the parties engaged in extensive discovery, including the exchange of documents and numerous depositions.  In December 1996 and January 1997, the parties filed cross-motions for summary judgment.  On November 3, 1999, the Court ruled in favor of Mr. Burns and the Liquidator performed the contract affirmed by the Court.

2.

George Nichols, III, Liquidator of Kentucky Central Life Insurance Company v. Robert W. Crabtree, Fayette Circuit Court, Civil Action No. 94-CI-0442 and George Nichols, III, Liquidator of Kentucky Central Life Insurance Company v. Charlie Murphy & Murphy Real Estate, Inc., Fayette Circuit Court, Civil Action No. 94-CI-0441

On February 14, 1994, the Rehabilitator filed suit against two appraisers, Robert W. Crabtree and Charlie Murphy, alleging negligence in the performance of certain appraisals undertaken on behalf of KCL.  On December 30, 1997, Robert Crabtree died.  A settlement was reached with his estate in December 2001, and a settlement was reached with Charlie Murphy in November 2006.

3.	Kentucky Central Ins. Co. v. Bruce E. Burnett, Barbara B. Burnett, Bond Management, Inc. and Burnett Rentals No. 2, Inc., Fayette Circuit Court, Civil Action No. 93-CI-1361.

Kentucky Central Insurance Company ("KCIC"), a property and casualty subsidiary of KCL, sustained a loss in the amount of approximately $590,000 by virtue of having issued a financial guaranty bond as security for a loan obtained by the above-named defendants from Pikeville National Bank.  KCIC filed suit to recover the amount of this loss and obtained judgments against Bruce Burnett, Bond Management and Bruce Rentals No. II, Inc.  However, Barbara Burnett received a discharge in bankruptcy on November 17, 1993.  See United States Bankruptcy Court for the Eastern District of Kentucky, Chapter 7 Case No. 93-5-0803.  The

Liquidator's attempts to recover the judgment obtained from the remaining defendants are detailed below in the summary of case 93-CI-1066, Fayette Circuit Court.

4.	Kentucky Central Ins. Co. v. Bond Management, Inc., Burnett Rentals No. 2 and Bruce E. Burnett, Fayette Circuit Court, Civil Action No. 93-CI-1363.

This lawsuit was for the recovery of approximately $1,100,000, plus interest, paid by KCIC to Pennsylvania Bancshares as a result of the above-named defendants having defaulted on their obligations to Pennsylvania Bancshares requiring KCIC to satisfy the indebtedness pursuant to a pledge agreement dated December 30, 1992.  KCIC obtained a judgment in the amount of $1,150,000 against Bruce Burnett and attempted to collect that judgment.  Discussion of the steps taken to attempt to collect that judgment can be found in the summary below of case 93-CI-1066, Fayette Circuit Court.

5.

Kentucky Central Life Insurance Company v. Bond Management, Inc.; Bruce E. Burnett, Barbara E. Burnett, Jordan Plating, Inc., Farmers Bank and Capital Trust Company, Commonwealth of Kentucky and New Farmers National Bank of Glasgow, Fayette Circuit Court, Civil Action No. 93-CI-1066.

KCL filed three foreclosure actions in Fayette Circuit Court against Bruce E. Burnett and Barbara E. Burnett and related entities on March 26, 1993.  KCL held mortgages on various parcels of real estate owned by the defendants, securing various loans.  The unpaid indebtedness at the time the foreclosure actions were commenced was approximately $4,683,978 plus interest and costs.  The Liquidator subsequently attempted to collect the deficiency remaining from the foreclosure sales from Bruce E. Burnett.  (Bond Management, Inc. was dissolved and had no assets or income.)  Efforts over the course of the subsequent decade were unsuccessful for numerous reasons, including the financial insolvency and later imprisonment of Burnett.  Asset checks performed in 2005 and 2007 found no recoverable assets - there was no record of Burnett owning any property in Fayette County, there were no new credit transactions attributed to

Burnett, and there were no vehicles registered in Burnett's name.  The Liquidator attempted to sell the judgments against Burnett but was unable to do so.  As a result, the Liquidator sought and the Franklin Circuit Court granted permission to abandon the judgment.

6.	R. Glenn Jennings, Liquidator of Kentucky Central Life Insurance Company v. Webb Properties, et al., Fayette Circuit Court, Civil Action No. 94-CI-00032.

This in rem action was filed January 5, 1994, to foreclose on commercial property located in Lexington, Kentucky, called "West Main Properties."  The action was held in abeyance pending resolution of the respective rights of the parties concerning the property, pending in the case of Liquidator of KCL v. Webb, Franklin Circuit Court, Civil Action No. 94-CI-0017-AP-012, supra.  On August 1, 2005, with the approval of the Franklin Circuit Court, the Liquidator and Donald W. Webb and Julie H. Webb entered into a Settlement Agreement (addressed above) for the disposition of  the property.  Following the settlement on August 26, 2005, the Fayette Circuit Court entered an Agreed Order Terminating Receivership regarding the West Main Properties, and, on September 20, 2005 entered an Agreed Order of Dismissal.

C.	FEDERAL COURT

	1.	Fredrick L. Angst v. Kentucky Central Life Insurance Company, et al., United States District Court, Civil Action No. 93-152 (E. D. Ky.).

This was a securities fraud case based on federal and state law filed in April 1993.  The complaint claimed that KCL, its directors, officers and auditors misrepresented KCL's financial condition, injuring all purchasers of KCL Class A non-voting common stock during a period from March 5, 1992 through February 12, 1993.  Mr. Angst contended that these actions violated Sections 10(b) and 20(1) of the Securities Exchange Act of 1934, Rule 10b(5), Kentucky's Blue Sky Laws (KRS Chapter 292) and principles of common law misrepresentation and fraud.

On March 25, 1994, the Court granted summary judgment to all defendants, finding that the plaintiff could not meet the required elements of securities fraud.  On May 27, 1994, the Court denied the plaintiff's motion for reconsideration.  Angst appealed this ruling to the Sixth Circuit Court of Appeals on June 14, 1994.

Mr. Angst later brought a separate action against the Central Bank and Trust Company, the Garvice D. Kincaid Intervivos and Testamentary Trust and several individual defendants in the Eastern District of Kentucky ("Angst II").  The Court granted summary judgment for the defendants in Angst II, incorporating by reference the opinion rendered in Angst I.  Mr. Angst appealed the Angst II decision to the Sixth Circuit Court of Appeals.  The Sixth Circuit granted a motion by Mr. Angst to consolidate the appeals.  Oral argument was held on July 25, 1995.

Subsequently, the Sixth Circuit entered a per curiam opinion affirming the order of the District Court denying the motion for class certification and reversing the District Court's order granting summary judgment against the plaintiff on his individual claims.  Mr. Angst filed a motion for reconsideration of the Sixth Circuit's decision.  The Sixth Circuit denied the motion for reconsideration, and the matter was remanded to the District Court for litigation of Mr. Angst's individual claims.

In November 1995 Plaintiffs filed a motion, which was subsequently granted, to consolidate Angst I and Angst II.  Then, on April 22, 1996, Judge Karl S. Forrester denied Angst's revised and renewed Motion for Class Certification.  Subsequently, this case was settled, with all claims against KCL being dismissed.  The settlement did not require payment of any funds out of the estate of KCL.

FINANCIAL STATEMENTS

Financial statements for the company as of and for the year ended December 31, 2006 are attached as Exhibit 1.  A schedule of professional fees for 2006 is attached as Exhibit 2.

Dated this 16th day of July, 2007.

/s/ Julie Mix McPeak
JULIE MIX MCPEAK, EXECUTIVE DIRECTOR, OFFICE OF INSURANCE AND LIQUIDATOR OF KENTUCKY CENTRAL LIFE INSURANCE COMPANY

/s/ Erica L. Horn
Erica L. Horn, Esq.

STITES & HARBISON, PLLC

421 West Main Street

P. O. Box 634

Frankfort, KY  40602-0634

Janet A. Craig, Esq.

STITES & HARBISON, PLLC

250 West Main Street, Suite 2300

Lexington, Kentucky  40507

ATTORNEYS FOR THE LIQUIDATOR

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Balance Sheet

As of December 31, 2006

(Unaudited)

	Notes
Assets	2	12/31/06
Cash and cash equivalents	5	$ 3,736,072
U. S. Treasury bonds		19,942,200
Kentucky corporation income tax refund claim	6	217,349
Accrued investment income		12,369
Total assets		$ 23,907,990

DISCLAIMER:

The information contained in these financial statements has been prepared by the Liquidator from information available to or known by the Liquidator as of the date of the financial statements, and is based upon records, information or books available to the Liquidator.  The completion and timing of certain information is at the total discretion of the Liquidator.  The Liquidator makes no warranty as to the accuracy of the information or of the opinions or evaluations contained in the financial statements and expressly disclaims any liability arising from the statements of fact, evaluation or opinion contained in the financial statements.

See accompanying notes.

(Continued)

1

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Balance Sheet, continued

As of December 31, 2006

(Unaudited)

	Notes
Liabilities	2, 4	12/31/06

Class 1
Accrued administrative expenses		$ 329,154
Estimated closing costs	7	429,580
		758,734
Classes 2 and 5	1
Policy benefits		140,378
Unclaimed funds	8	296,077
		436,455
Classes 3, 4, 6 and 9		0

Class 7	13
Interest payable		35,427,703
Class 8	13
Policyholder and general creditor deductible		10,117,356
Miscellaneous subordinated claim		335,568
		10,452,924

Class 10	10, 13
Common capital stock:
Voting -- par value, $100 per share		100,000
Class A non-voting -- par value, $1 per share		11,137,750
		11,237,750

Total liabilities		58,313,566
(Deficiency) of assets over liabilities		(34,405,576)
Total liabilities and (deficiency)		$ 23,907,990

DISCLAIMER:

The information contained in these financial statements has been prepared by the Liquidator from information available to or known by the Liquidator as of the date of the financial statements, and is based upon records, information or books available to the Liquidator.  The completion and timing of certain information is at the total discretion of the Liquidator.  The Liquidator makes no warranty as to the accuracy of the information or of the opinions or evaluations contained in the financial statements and expressly disclaims any liability arising from the statements of fact, evaluation or opinion contained in the financial statements.

See accompanying notes.

(Continued)

2

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Statement of Receipts and Disbursements

For the nine and twelve months ended December 31, 2006

(Unaudited)

	Notes
Receipts	2	4/1/06 - 12/31/06	1/1/06 - 12/31/06
Agents' balances received		1,143	1,493

Other miscellaneous receipts		287,046	345,391

Settlement income		0	23,985,055
Receipts before investment activities		288,189	24,331,939

Interest and dividend receipts		3,291,931	4,209,366

Proceeds from sales:
(a) Net -money market securities		56,658,045	71,861,899
(b) Net -short-term bonds		84,019,272	84,019,272
(c) Long-term bonds		29,268,594	44,068,594
Accrued interest on bonds		673,598	866,977
Receipts from investment activities		173,911,440	205,026,108

Total cash receipts		174,199,629	229,358,047

DISCLAIMER:

The information contained in these financial statements has been prepared by the Liquidator from information available to or known by the Liquidator as of the date of the financial statements, and is based upon records, information or books available to the Liquidator.  The completion and timing of certain information is at the total discretion of the Liquidator.  The Liquidator makes no warranty as to the accuracy of the information or of the opinions or evaluations contained in the financial statements and expressly disclaims any liability arising from the statements of fact, evaluation or opinion contained in the financial statements.

See accompanying notes.

(Continued)

3

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Statement of Receipts and Disbursements

For the nine and twelve months ended December 31, 2006

(Unaudited)

	Notes
Disbursements	2	4/1/06 -- 12/31/06	1/1/06 -- 12/31/06
Losses/benefit payments	11	14,883	20,933
Legal fees		129,852	179,794
Accounting fees		138,038	164,648
Receivers fees		12,222	15,030
Consulting fees		148,794	409,518
Salaries		249,325	319,048
Employee benefits		16,016	23,000
Payroll, federal and other state taxes		51,203	52,761
Rent and related expenses		133,283	173,268
Insurance expense		1,571	1,571
Office expenses and miscellaneous		18,101	77,386
Bank fees		2,158	3,051
Claims paid		112,908,382	112,908,382
Disbursements & distributions before
investment activities		113,823,778	114,348,390

Investment expenses	12	48,155	65,833
Purchase of:
(a) Net-money market securities		44,769,112	60,030,567
(b) Net-short-term bonds		0	18,679,772
(c) Long-term bonds		15,858,672	35,622,734
(d) Accrued interest on bonds		273,246	836,273
Disbursements for investment activities		60,949,185	115,235,179

Total cash disbursements		174,772,963	229,583,569

Net decrease in cash		(573,334)	(225,522)
Beginning cash		854,272	506,460
Ending cash		$ 280,938	$ 280,938

DISCLAIMER:

The information contained in these financial statements has been prepared by the Liquidator from information available to or known by the Liquidator as of the date of the financial statements, and is based upon records, information or books available to the Liquidator.  The completion and timing of certain information is at the total discretion of the Liquidator.  The Liquidator makes no warranty as to the accuracy of the information or of the opinions or evaluations contained in the financial statements and expressly disclaims any liability arising from the statements of fact, evaluation or opinion contained in the financial statements.

4

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Notes to the Financial Statements

(Unaudited)

1.         Reorganization and Reinsurance of the Life and Health Insurance Assets of Kentucky Central Life Insurance Company and Order of Liquidation - On February 12, 1993, Kentucky Central Life Insurance Company ("Kentucky Central" or the "Company") was placed into rehabilitation by an order of the Franklin Circuit Court ("Court") after a determination by the Commissioner of the Kentucky Department of Insurance that such action was necessary for the protection of the Company's policyholders.  On February 9, 1994, after a thorough investigation regarding rehabilitating versus liquidating the Company, the Commissioner, Don W. Stephens, in his capacity as Rehabilitator of Kentucky Central, filed a motion for reorganization and reinsurance of the Company's life and health assets and a petition of liquidation with the Court.

On August 18, 1994, the Court issued an order approving the motion of the Rehabilitator for Reorganization and Reinsurance of the Company's life and health assets with Jefferson-Pilot Life Insurance Company ("JP Life").  (The Rehabilitator's Plan of Reorganization and Reinsurance together with the Guaranty Association Participation Agreement By and Among the National Organization of Life and Health Insurance Guaranty Associations and the Participating State Life and Health Insurance Guaranty Associations and Kentucky Central Life Insurance Company Acting By and Through Don W. Stephens, Insurance Commissioner of the Commonwealth of Kentucky, As Rehabilitator and Liquidator of KCL and Jefferson Pilot Life Insurance Company are hereinafter collectively referred to as the "Plan.")  In conjunction therewith, the Court issued an order terminating the rehabilitation and directing the liquidation of the Company (the "Order").  The Company was ordered into liquidation following a determination by the Court that the Company was insolvent and that rehabilitation of the Company was not feasible.  The Order was affirmed by the Supreme Court of Kentucky on May 11, 1995.

The key element of the Rehabilitator's Plan of Reorganization and Reinsurance, the transfer to JP Life of most of the Company's assets in exchange for JP Life's agreement to assume and "enhance" the life insurance policies and annuity contracts previously issued by the Company, was closed on May 31, 1995.  All policyholders of the Company were given the right, if they chose to do so, to keep their life insurance and annuity contracts, and immediately become policyholders of JP Life; such policyholders are referred to herein as "Opt-ins."  Those policyholders who elected not to have their policies transferred are referred to herein as "Opt-outs."

In consideration for JP Life's assumption of the liabilities for Opt-ins, the Company transferred bonds, short-term securities, cash, policy loans and certain miscellaneous assets with a total estimated value of $762,862,093 to JP Life on the date of closing.  Policyholders representing approximately 95% of the total policy values in force opted into the Plan and were transferred to JP Life on the date of closing.

(Continued)

5

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Notes to the Financial Statements, continued

(Unaudited)

The life insurance guaranty associations of the states where the Company was licensed to do business transferred assets consisting of cash and notes with a total value of $109,986,918 to JP Life in connection with the closing.  Such assets, along with an enhancement added by JP Life, were used to restore the policy values of Opt-ins whose policies were covered by one of the guaranty association funds to their full amount as recorded by the Company as of the closing date and for uncovered policyholders restructured account values to the extent supported by the assets. In return for this advancement of assets on behalf of covered policyholders, the state guaranty associations obtained a class 2 priority claim against the Company.

Under the Plan, the Company retained a liability to Opt-ins over and above the amount of their full policy value as of the closing date.  This liability, referred to as the Reimbursable Amount, was dependent on the interest rates from February 12, 1993 until a date five years from closing (i.e., May 31, 2000), and on the persistency of Opt-in policies during the five-year period after closing.  The total amount of the liability was $80,388,826.  Of this amount, pursuant to KRS 304.33-430, $50 per policyholder had to be categorized in Class 8 - policyholder deductible.  Therefore, the amount placed in Class 2 and paid in December 2006 was $71,929,147.  The balance of $8,459,679 is reflected as part of the Class 8 "policyholder and general creditor deductible."

Policyholders representing approximately 5% of the total policy values in force opted out of the Plan.  The Company was obligated to pay these policyholders their proportionate share of the Company's assets up to the full amount of their statutory reserve as of February 12, 1993, plus any additions to their policy values from premiums paid and less any deductions to their policy values subsequent to that date.  The full amount of such obligation to Opt-outs was approximately $57 million.  The Company paid these amounts in three installments.  The first installment, equivalent to 75% of the total opt-out amount, was due, and paid, 120 days after closing.  The second installment was paid in June 1997 and the final installment was paid in June 1999.

Assets not transferred to JP Life remained with the Company and have been liquidated by the Executive Director of the Kentucky Office of Insurance (formerly "Commissioner of the Kentucky Department of Insurance") who has been designated as the Liquidator of the Company.  The Liquidator is vested by operation of law with the title to all of the Company's property, contracts, and rights of action, and may recover and reduce all such assets to possession and liquidate them in accordance with the terms of the Order and applicable law.  The Court ordered the Liquidator to liquidate the remaining assets of the estate as rapidly and economically as prudent.  The assets of the Company have been (and will continue to be) distributed in accordance with the priority established by applicable statute.

(Continued)

6

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Notes to the Financial Statements, continued

(Unaudited)

Pursuant to the terms of the Plan, $50,000,000 from the assets of Kentucky Central was disbursed on February 13, 1996.  Of this amount $41,039,878 reduced the liability to the Guaranty Associations on the Guaranty Associations' advances, $3,557,738 was applied to reduce policy benefits due uncovered policies and $2,291,194 was applied to the Opt-in Traditional liability.  The remaining $3,111,190 was later distributed to Opt-out policyholders.

In a similar transaction, $40,000,000 was distributed from the assets of the Company in May and June 1997.  Of this amount, $32,890,768 reduced the liability to the Guaranty Associations on the Guaranty Associations' advances, $2,774,651 was applied to reduce policy benefits due uncovered policies and $1,834,469 was applied to the Opt-in Traditional liability.  The remaining $2,500,112 was distributed to Opt-out policyholders on June 23, 1997.

In May 1998, an additional $34,880,662 was distributed from the assets of the Company. Of this amount, $31,647,582 reduced the liability to the Guaranty Associations on the Guaranty Associations' advances, $3,233,080 was applied to reduce policy benefits due uncovered policies and Opt-in Traditional liability.

In June 1999, $57,184,519 was distributed from the assets of the Company.  Of this amount, $41,081,377 reduced the liability to the Guaranty Associations, $22,817,731 on the Guaranty Associations' advances and $18,263,646 on the Guaranty Associations' post closing costs. Additionally, $6,775,707 was applied to reduce policy benefits due uncovered policies and Opt-in amounts.  The remaining $9,327,434 was distributed as the final installment to Opt-out policyholders.

In June 2006, the Court authorized distribution from the assets of the Company to the claimants in Classes 2 and 5.  The authorized distribution was paid out in two installments.  With the first installment, payment in full in the amount of $16,585,574 was made to the Guaranty Associations for amounts advanced by the Guaranty Associations on behalf of KCL and $24,228,902 was distributed to holders of Class 5 claims (general creditors).  The remaining $71,929,147 was distributed in December 2006 to JP on behalf of former KCL policyholders to be applied to the Opt-in reimbursable amount.

2.         Basis of Presentation - The accompanying financial statements of Kentucky Central Life Insurance Company In Liquidation are unaudited.  The financial statements are presented generally in a format established by the National Association of Insurance Commissioners ("NAIC") Report on Receiverships.  The balance sheet has been prepared on a liquidating basis.

Assets have been reported at their estimated market value.  Liabilities have been classified in accordance with the statutory scheme set forth in Chapter 304 of the Kentucky Revised Statutes, Subtitle 33, Section 430.

The Statement of Receipts and Disbursements is prepared on a cash basis.  Since the Company has been in both rehabilitation and liquidation, the books and records were not organized in such a manner to facilitate the accounting of receipts and disbursements on a cash basis from the date of rehabilitation.

(Continued)

7

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Notes to the Financial Statements, continued

(Unaudited)

3.         Ownership and Affiliated Companies - The common stock of Kentucky Central consists of two classes:  Voting and Class A Non-voting.  The Class A Non-voting common stock is publicly held and was traded on the NASDAQ stock market until removed from listing in April 1993.

4.         Order of Distribution - The order of distribution from the assets of the Company's estate is set forth at KRS 304.33-430, prior to its amendment in 2000.  By its express terms, the statute applies and governs the priority of distribution of assets in any proceeding to liquidate an insurer pending on the effective date of the statute.  Even if adopted by Kentucky Central, the changes to the statute effectuated in 2000 and subsequently would have no effect on the priority of distribution of the Company's assets.

The statute provides as follows:

Section 1.  The order of distribution of claims from the insurer's estate shall be as stated in this section.  The first fifty dollars ($50) of the amount allowed on each claim in the classes under subsections (2) to (6), inclusive, of this section, shall be deducted from the claim and included in the class under subsection (8) of this section.  Claims may not be cumulated by assignment to avoid application of the fifty dollars ($50) deductible provision.  Subject to the fifty dollars ($50) deductible provision, every claim in each class shall be paid in full or adequate funds retained for the payment before the members of the next class receive any payment.  No subclasses shall be established within any class.  No claim by a shareholder, policyholder, or other creditor shall be permitted to circumvent the priority classes through the use of equitable remedies.

(1)        Administration costs.  The costs and expenses of administration, including but not limited to the following:  the actual and necessary costs of preserving or recovering the assets of the insurer; compensation for all services rendered in the liquidation; any necessary filing fees; the fees and mileage payable to witnesses; and reasonable attorneys' fees.

(2)        Loss and unearned premium claims.  Claims by policyholders, beneficiaries, and insureds arising from and within the coverage of and not in excess of the applicable limits of insurance policies and insurance contracts issued by the company, and liability claims against insureds which claims are within the coverage of and not in excess of the applicable limits of insurance policies and insurance contracts issued by the company, and claims of guaranty associations or foreign guaranty associations.  Notwithstanding the foregoing, the following claims shall be excluded from Class 2 priority:

(a)       Obligations of the insolvent insurer arising out of reinsurance contracts;

(Continued)

8

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Notes to the Financial Statements, continued

(Unaudited)

(b)       Obligations incurred after the expiration date of the insurance policy or after the policy has been replaced by the insured or canceled at the insured's request or after the policy has been canceled as provided in this chapter.  Notwithstanding this subsection, earned premium claims on policies, other than reinsurance agreements, shall not be excluded;

(c)       Obligations to insurers, insurance pools, or underwriting associations and their claims for contribution, indemnity or subrogation, equitable or otherwise;

(d)        Any claim which is in excess of any applicable limits provided in the insurance policy issued by the insolvent insurer;

(e)        Any amount accrued as punitive or exemplary damages unless expressly covered under the terms of the policy; and

(f)         Tort claims of any kind against the insurer, and claims against the insurer for bad faith or wrongful settlement practices.

(3)       Claims of the federal government other than those claims included in Class 2.

(4)       Wages.

(a)        Debts due to employees for services performed, not to exceed one thousand dollars ($1,000) to each employee which have been earned within one (1) year before the filing of the petition for liquidation.  Officers shall not be entitled to the benefit of this priority.

(b)        This priority shall be in lieu of any other similar priority authorized by law as to wages or compensation of employees.

(5)        Residual classification.  All other claims including claims of the federal or any state or local government, not falling within other classes under this section.  Claims, including those of any governmental body, for a penalty or forfeiture, shall be allowed in this class only to the extent of the pecuniary loss sustained from the act, transaction or proceeding out of which the penalty or forfeiture arose, with reasonable and actual costs occasioned thereby.  The remainder of such claims shall be postponed to the class of claims under subsection (8) of this section.

(Continued)

9

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Notes to the Financial Statements, continued

(Unaudited)

(6)        Judgments.  Claims based solely on judgments.  If a claimant files a claim and bases it both on the judgment and on the underlying facts, the claim shall be considered by the liquidator who shall give the judgment such weight as he deems appropriate.  The claim as allowed shall receive the priority it would receive in the absence of the judgment.  If the judgment is larger than the allowance on the underlying claim, the remaining portion of the judgment shall be treated as if it were a claim based solely on a judgment.

(7)        Interest on claims already paid.  Interest at the legal rate compounded annually on all claims in the classes under subsections (1) to (6) of this section, inclusive, from the date of the petition for liquidation or the date on which the claim becomes due, whichever is later, until the date on which the dividend is declared.  The liquidator, with the approval of the court may make reasonable classifications of claims for purposes of computing interest, may make approximate computations and may ignore certain classifications and time periods as de minimis.

(8)        Miscellaneous subordinated claims.  The remaining claims or portions of claims not already paid, with interest as in subsection (7) of this section:

(a)        The first fifty dollars ($50) of each claim in the classes under subsections (2) to (6), inclusive, of this section, subordinated under this section;

(b)        Claims under subsection (2) of KRS 304.33-380;

(c)        Claims subordinated by KRS 304.33-600;

(d)        Claims filed late;

(e)        Portions of claims subordinated under subsection (5) of this section; and

(f)         Claims or portions of claims, payment of which is provided by other benefits or advantages recovered or recoverable by the claimant.

(9)        Preferred ownership claims.  Surplus or contribution notes, or similar obligations, and premium refunds on assessable policies.  Interest at the legal rate shall be added to each claim, as in subsections (7) and (8) of this section.

(10)      Proprietary claims.  The claims of shareholders or other owners.

Section 2.  Section 1 of this Act shall apply to and govern the priority of the distribution of assets in any proceeding to liquidate an insurer pending on or commenced on or after the effective date of the Act.

The liabilities on the accompanying balance sheet are presented in accordance with the order of distribution set forth in the amended statute.

(Continued)

10

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Notes to the Financial Statements, continued

(Unaudited)

5.         Cash and Cash Equivalents - This amount consists of cash on deposit in banks and money market accounts.

6.         Kentucky Corporation Income Tax Refund Claim - In August 1996, M-C Realty, Inc. (a Kentucky Central subsidiary) and certain affiliates of M-C Realty, Inc. filed refund claims for corporate taxes paid to the Commonwealth of Kentucky for the 1991-94 tax years.  The total amount of refunds sought was $1,132,166. Based on substantial uncertainty regarding collection of this amount, the Liquidator withdrew these refund claims and asserted other refund claims for an overpayment of Kentucky income taxes.  The revised claim totals $217,349 at December 31, 2006.  The Liquidator is in the process of working with the Kentucky Department of Revenue to resolve the refund claim.

7.         Estimated Closing Costs - This amount represents the Liquidator's estimated costs associated with concluding distribution of the assets of the Company and winding-up the affairs of KCL.

8.         Unclaimed Funds - This liability represents funds distributed to former policyholders and creditors of KCL which have not been claimed by those persons or entities.  Prior to closing of the Company, these funds will be forwarded to the State Treasurer in accordance with KRS 304.33-460.

9.         Policyholder and General Creditor Deductible - KRS 304.33-430 requires the first fifty dollars ($50) of the amount on each claim to be deducted from the claim and included in Class 8.  Thus, the amount in Class 8 represents the first fifty dollars of the claim of each policyholder and general creditor.

10.       Other Equity Claims - The amounts reflected as Class 10 claims include the book value of the shareholders' common stock and additional paid-in-capital.

11.       Losses/Benefit Payments - This amount includes payments made to policyholders with claims occurring prior to May 31, 1995 and continuing claims on credit insurance.

12.       Investment Expenses - These expenses are generally related to the operation and maintenance of the Company's investments in bonds.

(Continued)

11

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Notes to the Financial Statements, continued

(Unaudited)

13.       Subsequent Events - In February 2007, the Liquidator sought and obtained the approval of the Court to distribute $18,000,000 in interest to Class 7 claimants.  Class 7 represents interest on claims already paid.  The total amount owed on all Class 7 claims was approximately $35,400,000.  Thus, each Class 7 claimholder received approximately fifty percent (50%) of their total interest claim in this distribution.  The Liquidator anticipates making a second and final interest distribution in late summer or early fall 2007 and plans to close the liquidation estate prior to the end of 2007.  It is expected that when the final distribution is made Class 7 claimholders will have received at least sixty percent (60%) of their total interest claims.  As the funds of the Company will be exhausted prior to full payment of the Class 7 claimants, no amounts will be available for distribution to Class 8 or Class 10 claimants.

12

KENTUCKY CENTRAL LIFE INSURANCE COMPANY

IN LIQUIDATION

Professional Fees

January - December 2006

(Unaudited)

LEGAL FEES
		1/1/06 - 12/31/06
Stites & Harbison		$ 167,122
Woodward Hobson & Fulton		10,487
Spragens, Higdon & Fowler		2,185

Subtotal		179,794

ACCOUNTANT

Dean, Dorton & Ford		164,648

Subtotal		164,648

OTHER CONSULTING
Watson, Wyatt Insurance & Financial Services		247,222
Deputy Liquidator		15,030
Locator Services Group		1,640
Joseph D. Hudson		19,009
Christopher Cornell		141,647

Subtotal		$ 424,548

	TOTAL	$ 768,990